UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: December 11, 2024

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1990 Main Street Suite 750 Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) and (c) Termination of Interim Principal Executive Officer and President; Appointment of New Interim Principal Executive Officer and President

As previously disclosed, the Company has elected not to renew J. Michael Redmond’s Employment Agreement dated December 28, 2023. Effective December 16, 2024, the Company terminated the employment of J. Michael Redmond, the Company’s Interim Principal Executive Officer and President, and appointed the Company’s Chief Financial Officer, Janet Huffman, to serve as the Company’s new Interim Principal Executive Officer and President until such time as the Company retains a new Chief Executive Officer and President. Ms. Huffman has served as the Company’s Chief Financial Officer since March 6, 2023.

(e) Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report, Oragenics, Inc. (the “Company”) held its annual meeting of shareholders on December 11, 2024 (the “Annual Meeting”), at which meeting the Company’s shareholders approved an amendment (the “Plan Amendment”) to the Company’s 2021 Plan (the “2021 Plan”) to increase the aggregate number of shares available for the grant of awards by 2,000,000 shares to a total of 3,166,667 shares. The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2021 Plan and Plan Amendment, copies of which are filed as Exhibit 4.1 and 4.3, respectively to this Current Report and are incorporated by reference herein.

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The Annual Meeting was held on December 11, 2024.

(b) At the Annual Meeting the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Mr. Charles Pope, Dr. Frederick Telling, Mr. Robert Koski, Dr. Alan Dunton, Mr. John Gandolfo and Mr. Bruce Cassidy were each re-elected as Directors, to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
Charles Pope	2,204,841	177,780	2,183,106
Dr. Frederick Telling	2,143,305	237,028	2,183,106
Dr. Alan Dunton	2,202,081	180,540	2,183,106
Robert Koski	2,197,291	185,330	2,183,106
John Gandolfo	2,209,360	173,261	2,183,106
Bruce Cassidy	2,083,887	296,446	2,183,106

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	1,931,906
AGAINST	365,871
ABSTAIN	84,844
BROKER NON-VOTES	2,183,106

PROPOSAL III: To approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of common shares available for issuance under the 2021 Equity Incentive Plan from 1,166,667 shares of Common Stock to 3,166,667 shares of Common Stock. The votes were as follows:

FOR	1,470,156
AGAINST	861,173
ABSTAIN	51,292
BROKER NON-VOTES	2,183,106

PROPOSAL IV: Ratification of the selection of Cherry Bekaert LLP as the Company’s independent auditors for the year ending December 31, 2024. The votes were as follows:

FOR	4,254,641
AGAINST	269,101
ABSTAIN	41,985

ITEM 8.01.	OTHER INFORMATION.

On December 16, 2024, Oragenics, Inc. (the “Company”) issued a press release announcing the conversion of its Series A Preferred Stock and Series B Preferred Stock into Common Stock. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
4.1	2021 Equity Incentive Plan.

4.2	First Amendment to 2021 Equity Incentive Plan.

4.3	Second Amendment to 2021 Equity Incentive Plan

99.1	Press Release dated December 16, 2024.

104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of December, 2024.

ORAGENICS, INC. (Registrant)

BY:	/s/Janet Huffman
Janet Huffman Chief Financial Officer